UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2024

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6363 Main Street

Williamsville, New York 14221

(Address of principal executive offices, including zip code)

(716) 857-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	NFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2024, at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of National Fuel Gas Company (the “Company”), the Company’s stockholders approved the amended and restated National Fuel Gas Company 2010 Equity Compensation Plan (the “Revised 2010 Equity Compensation Plan”) to increase by 3,700,000 the number of shares of Company common stock, par value $1.00 per share, authorized for issuance under the Revised 2010 Equity Compensation Plan, to extend the termination date of the Revised 2010 Equity Compensation Plan by ten years to March 11, 2035, and to remove certain now-obsolete provisions relating to the potential design of tax-deductible awards under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Revised 2010 Equity Compensation Plan also provides that the Compensation Committee of the Board of Directors of the Company (the “Board”) will determine whether dividend equivalents are provided for performance shares and performance units awards, and that no dividend equivalents will be paid or provided for unvested restricted stock unit awards. Further, the Revised 2010 Equity Compensation Plan adds a provision regarding the applicability of the Company’s clawback policy to covered compensation (as that term is defined under the clawback policy) that results from awards granted under the Revised 2010 Equity Compensation Plan. A summary description of the terms and conditions of the Revised 2010 Equity Compensation Plan was included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 19, 2024. The full text of the Revised 2010 Equity Compensation Plan is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders elected David H. Anderson, David P. Bauer, Barbara M. Baumann, David C. Carroll, Steven C. Finch, Joseph N. Jaggers, Rebecca Ranich, Jeffrey W. Shaw, Thomas E. Skains, David F. Smith and Ronald J. Tanski as directors for one-year terms. The stockholders also approved named executive officer compensation in a non-binding advisory vote, approved the Revised 2010 Equity Compensation Plan, and ratified the appointment of an independent registered public accounting firm for fiscal 2024.

The votes with respect to the directors were as follows:

	For	Percentage of Votes Cast For	Withheld	Broker Non-Votes
David H. Anderson	70,476,950	98.7%	947,527	8,964,343
David P. Bauer	70,309,228	98.4%	1,115,249	8,964,343
Barabara M. Baumann	70,679,941	99.0%	744,536	8,964,343
David C. Carroll	67,131,348	94.0%	4,293,129	8,964,343
Steven C. Finch	68,414,425	95.8%	3,010,052	8,964,343
Joseph N. Jaggers	70,355,409	98.5%	1,069,068	8,964,343
Rebecca Ranich	67,476,581	94.5%	3,947,896	8,964,343
Jeffrey W. Shaw	68,448,734	95.8%	2,975,743	8,964,343
Thomas E. Skains	68,621,132	96.1%	2,803,345	8,964,343
David F. Smith	69,781,694	97.7%	1,642,783	8,964,343
Ronald J. Tanski	70,176,955	98.3%	1,247,522	8,964,343

The advisory vote with respect to approval of named executive officer compensation was as follows: For, 68,395,504 (96.4% of the votes cast); Against, 2,559,893; Abstain, 469,080; Broker Non-Votes, 8,964,343.

The vote with respect to approval of the Revised 2010 Equity Compensation Plan was as follows: For, 67,003,018 (94.3% of the votes cast); Against, 4,019,988; Abstain, 401,471; Broker Non-Votes, 8,964,343.

The vote with respect to ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal 2024 was as follows: For, 78,550,144 (97.9% of the votes cast); Against, 1,666,466; Abstain, 172,210; Broker Non-Votes, 0.

Item 7.01	Regulation FD Disclosure.

On March 11, 2024, the Company issued a press release regarding approval by the Board of a quarterly dividend and a program to repurchase outstanding shares of the Company’s common stock. A copy of the press release is furnished as part of this Current Report as Exhibit 99. The Board’s authorization of the share repurchase program also terminated the Company’s repurchase program from September 2008.

Neither the furnishing of the press release as an exhibit to this Current Report nor the inclusion in such press release of any reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed or furnished by the Company with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	National Fuel Gas Company 2010 Equity Compensation Plan

Exhibit 99	Press release furnished regarding dividend and share repurchase program

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

Dated: March 11, 2024	By:	/s/ Michael W. Reville
	Name:	Michael W. Reville
	Title:	General Counsel and Secretary